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                                                                     EXHIBIT 5.1

                                GIROIR & GREGORY
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW
                                   SUITE 1900
                               111 CENTER STREET
                          LITTLE ROCK, ARKANSAS 72201


  TELEPHONE                                                         TELECOPIER
(501) 372-3000                                                    (501) 374-2380
                                                                  (501) 372-2475

                                 August 4, 1994





Beverly Enterprises, Inc.
5111 Rogers Avenue, Suite 40-A
Fort Smith, Arkansas 72919-1000

         RE:     Registration Statement on Form S-4
                 File No. 33-54501

Gentlemen:

         We have acted as counsel to Beverly Enterprises, Inc. (the "Company") in connection with the registration by the Company of up to 3,099,030 shares of its $.10 par value Common Stock (the "Beverly Shares"), as set forth in the Registration Statement on Form S-4 (the "Registration Statement") which was filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended (the "Act") on July 8, 1994. This opinion letter is Exhibit 5.1 to the Registration Statement.

         The Beverly Shares are to be issued in exchange for the shares of American Transitional Hospitals, Inc., a Delaware corporation ("ATH"), preferred stock and common stock in accordance with the procedures described in the Prospectus (the "Prospectus") which is part of the Registration Statement and pursuant to a merger agreement dated June 22, 1994, by and among Beverly, a wholly-owned subsidiary of Beverly and ATH (the "Merger Agreement") which is
Exhibit 2.1 to the Registration Statement.

         As counsel for the Company, we have examined such corporate records, certificates and other documents of the Company and such questions of law, and have made inquiry of such officers of the Company, as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that: (1) when the Registration Statement shall have been declared effective by order of the Commission and (2) when the Beverly Shares have been issued in exchange for the outstanding shares of ATH preferred stock and common stock as described in the Prospectus and in accordance with the Merger Agreement, then the Beverly Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality
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Beverly Enterprises, Inc.
August 4, 1994
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of the Beverly Shares and to the filing of a copy this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                               /s/ GIROIR & GREGORY,
                                                   PROFESSIONAL ASSOCIATION

                                                   GIROIR & GREGORY,
                                                   Professional Association